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                                                                Exhibit No. 2



                        RESTATED STOCKHOLDERS' AGREEMENT
                        --------------------------------

     RESTATED STOCKHOLDERS' AGREEMENT, dated as of December 23, 1992, by and among United Retail Group, Inc., a Delaware corporation (the "Corporation"), and the Stockholders (as hereinafter defined) and Centre Capital Investors L.P. ("CCI").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, CCI owns 2,500,000 Shares, Limited Direct Associates, L.P., a Delaware limited partnership, owns 2,500,000 Shares, Raphael Benaroya ("Benaroya") owns 1,500,000 Shares and the other Stockholders own an aggregate of 513,000 Shares;

     WHEREAS, the Corporation has reserved 1,187,500 Shares for issuance upon the exercise of the stock options that have been granted to Benaroya under the 1991 Stock Option Agreement and the Restated 1989 Management Stock Option Plan and an aggregate of 862,000 additional Shares has been reserved for issuance upon the exercise of stock options that have been or may be granted to other employees of the Corporation; and

     WHEREAS, it is deemed to be in the best interests of the Corporation and the Stockholders that provision be made for the continuity and stability of the business and management of the Corporation and, to that end, the Corporation and the Stockholders hereby set forth their agreement with respect to the Shares owned or which may hereafter be acquired by the Stockholders.
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     NOW, THEREFORE, in consideration of the mutual convenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

     SECTION 1. Definitions. In addition to the terms defined elsewhere herein, when used herein the following terms shall have the meanings indicated:

     (a) Affiliate shall mean, with respect to any Stockholder, (i) any Person who, directly or indirectly, is in control of, is controlled by or is under common control with, the Stockholder, and (ii) any Person who is a director or officer of the Stockholder or of any Person described in clause (i) above.

     (b) Assigns shall mean, with respect to CCI, the partners of CCI and any distributees of such partners in any transaction not involving a sale and any donees or Permitted Transferees of any of the foregoing.

     (c) Board of Directors shall mean the Board of Directors of the Corporation.

     (d) CCI Tansferees shall mean Michel David-Weil, Lester Pollack, Paul F. Balser, Mark E. Jennings, Gaz et Eaux SA, Eliane David-Weil, LF Centre LP, Philippe Meyer, Damon Mezzacappa, Pearson Inc., Dreyfus Acquisition Corp. and Park Road Corp.

     (e) Common Stock shall mean the Corporation's Common Stock, par value $.001 per share.

     (f) Demand Registration Right shall mean the right of a Selling Stockholder to require the filing of a registration

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statement under the 1933 Act with respect to its Shares pursuant to Section
5(a).

     (g) Director shall mean a member of the Board of Directors.

     (h) Exempt Sale shall mean any of the following sales of Shares: (i) a sale of Shares by Limited to any Affiliate of Limited; (ii) a sale of Shares in an underwritten public offering (as the term "public offering" is used in Section 4(2) of the 1933 Act) registered under the 1933 Act pursuant to the seller's registration rights provided by Section 5 hereof (excluding any offering solely to qualified institutional buyers as that term is defined in Rule 144A(a)(1) under the 1933 Act); (iii) a sale of Shares to the Corporation;
(iv) a sale of Shares by a Stockholder pursuant to Rule 144 under the 1933 Act; or (v) a sale of Shares by a Management Investor to one of his Permitted Transferees.

     (i) Incumbent Chairman of the Board shall mean Benaroya for so long as he retains the position of Chairman of the Board of the Corporation and not afterwards.

     (j) Limited shall mean Limited Direct Associates, L.P. and any Affiliate of Limited Direct Associates, L.P. to which Limited Direct Associates, L.P. or any such Affiliate shall transfer Shares.

     (k) Management Investor shall mean (i) Benaroya (regardless of whether he is employed with the Corporation) and his Permitted Transferees and (ii) any other Stockholder who is employed by the Corporation or any of its subsidiaries (but only during the term of


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such other Stockholder's employment with the Corporation) and his or her Permitted Transferees.

     (l) Management Stock Transfer Agreements shall mean collectively, the following agreements as amended from time to time:

          (i) the Management Stock Transfer Agreements, dated as of July 17, 1989, between Sized Unlimited Acquisition Corporation (the predecessor by merger of the Corporation) and Raphael Benaroya and George R. Remeta, respectively;

          (ii) the Management Stock Transfer Agreement, dated as of November 20, 1989 by and among the Corporation and Ellen Demaio, Mary Jo Slater, Julie Stodolak, Jean Srour, Fredric Stern, Bradley Orloff, James Hufford and Cheryl A. Lutz;

          (iii) the Management Stock Transfer Agreement, dated as of October 22, 1990, by and between the Corporation and James F. Wimpress;

          (iv) the Management Stock Transfer Agreements, dated as of May 31, 1991, by and between the Corporation and Charles R. Wilkinson and Jerry Silverman, respectively; and

          (v) the Management Stock Transfer Agreement, dated July 30, 1992, by and between the Corporation and Mort Greenberg.


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     (m) 1991 Stock Option Agreements shall mean the Stock Option Agreements, dated November 1, 1991, between the Corporation and Raphael Benaroya and George R. Remeta, respectively, as amended from time to time.

     (n) 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

     (o) 1933 Act shall mean the Securities Act of 1933, as amended.

     (p) Nominating Committee shall mean the nominating committee of the Board of Directors as constituted in accordance with the Corporation's By-laws, as amended from time to time.

     (q) Permitted Transferees shall mean a natural Person's executor or heirs at law, or his spouse, parents or children (including adopted children) or the children of his spouse or a trust, the beneficiaries of which include only such Person and such Person's spouse or parents or such children, and over which such Person has the right, power and authority to exercise control as to investment decisions and distributions, as trustee or otherwise, or a corporation or partnership, the stockholders or limited and general partners of which include only such Person and such Person's spouse or parents or such children; provided that no transfer of Shares to a Permitted Transferee shall be an Exempt Sale unless and until such Person's executor, heir, spouse, parent, child, trust, corporation or partnership executes and delivers to the Corporation an appropriate instrument, in form and substance reasonably satisfactory to the Corporation, confirming and

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acknowledging that he or she has acquired and will hold Shares subject to all of the terms, conditions and provisions of this Agreement, which instrument shall specify that the executor, heir, spouse, parent, child, trust, corporation or partnership will have the same rights, privileges, duties and obligations of the transferor of such Shares under this Agreement, other than as otherwise expressly specified herein. Upon the execution and delivery of such instrument to the Corporation, a transferee of a Stockholder shall be deemed a "Stockholder" for purposes of this Agreement, with the same rights, privileges, duties and obligations of the transferor of such Shares (provided that there shall be no requirement that such transferee be employed by the Corporation), except as otherwise expressly specified herein. Notwithstanding anything to the contrary contained in this Section 1(q), no transfer to any Permitted
Transferee shall be made if the Corporation would be required to register any Shares under the 1933 Act, the 1934 Act or any applicable state securities laws except to the extent that such registration is effected in accordance with
Section 5 hereof.

     (r) Person shall mean any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and a government or agency or political subdivision thereof.

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     (s) Public Directors shall have the meaning set forth in Section 2(b).

     (t) Registrable Securities shall mean any Shares owned of record by any Stockholder or CCI Transferee.

     (u) Selling Stockholder shall have the meaning set forth in Section 5(a).

     (v) Restated 1989 Management Stock Option Plan shall mean the Lernmark, Inc. Management Stock Option Plan, as amended and restated from time to time.

     (w) Restated 1990 Stock Option Plan shall mean the Corporation's 1990 Stock Option Plan, as amended and restated from time to time.

     (x) Sale of the Corporation shall mean the consummation of a merger or consolidation of the Corporation with or into another Person that is not a parent or subsidiary of the Corporation as a result of which those Persons who were stockholders of the Corporation immediately prior to such transaction own, in the aggregate, less than a majority of the outstanding voting capital stock of the surviving or resulting corporation or the consummation of the sale of all or substantially all of the Corporation's assets to a Person that is not a parent or subsidiary of the Corporation.

     (y) Shares (with respect to the holding of any Stockholder or CCI or its Assigns or the CCI Transferees) shall mean the lesser of (A) the number of shares of Common Stock that were originally issued to the Stockholder prior to November 1, 1991 and shall be originally issued thereafter to such Stockholder pursuant to the

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exercise of options granted under the Restated 1989 Management Stock Option
Plan and the 1991 Stock Option Agreements, and granted and to be granted under the Restated 1990 Stock Option Plan, minus the number of shares of Common Stock that such Stockholder sold either in an underwritten public offering registered under the 1933 Act pursuant to such Stockholder's registration rights provided by Section 5 hereof or pursuant to the exercise of his "bring along" rights under Section 4(a) hereof, and (B) the lowest number of shares of Common Stock held combined with shares underlying unexercised options granted as aforesaid at any time by (as the case may be) a Management Investor and his Permitted Transferees, combined, or Limited Direct Associates, L.P. and its Affiliates, combined.

     (z) Stock Purchase Agreements shall mean, collectively, the Stock Purchase Agreements, dated July 14, 1989, between Sizes Unlimited Acquisition Corporation and CCI and Limited, respectively.

     (aa) Stockholder shall mean any of the signatories to this Agreement other than CCI and the Company.

     (bb) Third Party Demander shall have the meaning set forth in Section 5(f).

     SECTION 2. Election and Removal of Directors.
     (a) Voting. Each of the Stockholders shall vote all Shares and other shares of Common Stock owned or controlled by such Stockholder (i) at any annual or special meeting of Stockholders of the Corporation called for the purpose of voting on the election or

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removal of Directors or amendment of the By-laws of the Corporation or (ii) by consensual action of Stockholders of the Corporation with respect to the election or removal of Directors or amendment of the By-laws of the Corporation, in favor of the election or removal of Directors in accordance with, and only in accordance with, this Section 2 and against any amendment of the By-laws of the Corporation not approved in advance by the Board of Directors, provided, however, that all the rights and obligations under this Section 2 of each of Limited and Benaroya shall terminate permanently in the event the number of shares of Common Stock owned by it or by him and his Permitted Transferees as a group shall be less than 100,000 shares of Common Stock at any time after the date of this Agreement.

     (b) Initial Board of Directors. The Board of Directors of the Corporation shall consist of two Persons nominated by the Incumbent Chairman of the Board (the "Management Directors"), two Persons nominated by Limited (the "Limited Directors"), and five persons who are not Affiliates of any Management Investor or Limited ("Public Directors") named by the Nominating Committee and approved by the Board of Directors.

     (c) Subsequent Nominations. Until March 17, 1997, the Stockholders shall, at any time that Directors of the Corporation are to be elected, take such action as may be necessary to nominate or to cause the Board of Directors to nominate and recommend to the Stockholders, as the proposed members of the Board of Directors:


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          (i) for as long as Limited at all times after the date of this
     Agreement owns at least 500,000 shares of Common Stock - two Persons designated by Limited, two Persons designated by the Incumbent Chairman of the Board and five Public Directors approved by the Nominating Committee and the Board of Directors;

          (ii) for as long as Limited at all times after the date of this Agreement owns at least 100,000 shares of Common Stock but at any time owns less than 500,000 shares of Common Stock - one Person designated by Limited, two Persons designated by the Incumbent Chairman of the Board and six Public Directors approved by the Nominating Committee and the Board of Directors; and

          (iii) if at any time Limited owns less than 100,000 shares of Common Stock - two Persons designated by the Incumbent Chairman of the Board and seven Public Directors approved by the Nominating Committee and the Board of Directors;

provided, however, that in the event the total number of shares of Common Stock held by the Management Investors as a group shall increase to 3,010,000 or more at any time after the date of this Agreement (and the increase in the total number of shares of Common Stock includes an increase of at least 500,000 shares of Common Stock by Benaroya and his Permitted Transferees), then, so long as
(i) the Incumbent Chairman of the Board and his Permitted Transferees at all times after the date of this Agreement own at


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least 500,000 shares of Common Stock, and (ii) the Management Investors at all
times after the date of this Agreement own at least 2,010,000 shares of Common Stock, the Incumbent Chairman of the Board shall designate three Persons, instead of two Persons, to be nominated as proposed members of the Board of Directors, and the Stockholders shall take such action, and shall cause the Directors to take such action, as may be necessary to increase the total membership of the Board from nine to 10 and provided, further, that in the event the total numbers of shares of Common Stock owned by the Incumbent Chairman and his Permitted Transferees and by the Management Investors, respectively, shall at any time after the date of this Agreement be less than those required by clauses (i) and (ii) of the preceding proviso, the Incumbent Chairman of the Board shall thereafter designate two Persons, instead of three Persons, to be nominated as proposed members of the Board of Directors and the Stockholders shall take such action, and shall cause the Directors to take such action, as may be necessary to decrease the total membership of the Board from 10 to nine. In the event Benaroya shall cease to serve as Chairman of the Board, regardless of the circumstances of such cessation, he, or his executor in the event of his death or the committee of his property in the event of his legal incompetence, shall retain the right to designate one Person to be nominated as a proposed member of the Board of Directors but one other Person who would otherwise have been designated by the Incumbent Chairman of the Board shall be designated instead by the Nominating Committee, and, if the Board

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of Directors then has 10 members, the Stockholders shall take such action, and shall cause the Directors to take such action, as may be necessary to decrease the total membership of the Board from 10 to nine, provided, however, that, after having ceased to serve as Chairman of the Board, Benaroya, or his executor or committee, shall have no right to designate if Benaroya and his Permitted Transferees own less than 100,000 shares of Common Stock at any time, and the Person or Persons who would otherwise have been nominated by the Incumbent Chairman of the Board shall then be designated instead by the Nominating Committee.
     (d)  Adjustments.  The numbers of shares of Common Stock referred to in
Section 2(c) shall be adjusted in proportion in order to give effect to any stock dividends, splits, reverse splits, combinations, recapitalizations and the like.
     (e) Removal. After the date hereof, Limited shall be entitled at any time with or without cause to designate any Limited Director for removal as a Director, the Incumbent Chairman of the Board shall be entitled at any time with or without cause to designate any Management Director for removal as a Director and Benaroya (or Benaroya's executor in the event of his death), in the event he shall have ceased to serve as Chairman of the Board but shall have retained the right to designate, shall be entitled at any time with or without cause to require the removal of his designee as a Director. The Stockholders agree to take such action, and to cause the remaining Directors to take such action, within 20 days after such designation, as is necessary to remove a

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Director designated for removal in accordance with the foregoing. Except as set forth in this Section 2(e), no Stockholder shall take any action, or cause any Director to take any action, to remove a Limited Director, a Management
Director or a Director designated by Benaroya after he shall have ceased to serve as Chairman of the Board.
     (f) Filling Vacancies. If at any time a vacancy is created on the Board of Directors by reason of the death, removal or resignation of any Director, the Stockholders agree to take such action, and to cause the remaining Directors to take such action, within 20 days after such occurrence, to approve and elect a Person to fill such vacancy, which Person shall be designated for election as a Director by Limited, if the Person who has ceased to be a Director was a Limited Director; designated by the Incumbent Chairman of the Board, if the Person who has ceased to be a Director was a Management Director; designated by Benaroya (or Benaroya's executor in the event of his death), if the Person who has ceased to be a Director was designated by him; or approved by the Nominating Committee and the Board of Directors, if the Person who has ceased to be a Director was a Public Director, or designated by the Nominating Committee, if such Person had otherwise been designated by the Nominating Committee.
     (g) Subsidiaries. The Corporation agrees to take all action necessary to ensure that (i) the directors of each subsidiary shall be four in number and shall include (A) three Persons designated by the Incumbent Chairman of the Board and (B) if there is one or two

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Limited Directors then in office, one Person designated by Limited or, if there is no Limited Director then in office, four Persons designated by the Incumbent Chairman of the Board and (ii) the directors of each company organized in a jurisdiction other than a state of the United States in which the Corporation is a stockholder shall include one Person designated by the Incumbent Chairman of the Board and, if there is one or more Limited Directors then in office, one Person designated by Limited. If the Incumbent Chairman of the Board fails to make a designation authorized by the preceding sentence, the designation shall be made instead by the Nominating Committee. If Limited fails to make a designation authorized by the penultimate sentence, the designation may (but need not) be made instead by the Incumbent Chairman of the Board and such designee(s) of the Incumbent Chairman of the Board shall serve until Limited makes a designation authorized by the penultimate sentence. The Corporation further agrees to take all action necessary to ensure that the by-laws of all the Corporation's subsidiaries other than The Avenue, Inc. are substantially identical to the Corporation's by-laws except with respect to quorum requirements and the number of directors.

     (h) Termination. All the provisions of this Section 2 shall terminate on March 17, 1997.

     (i) Observer Status. At any time that there is one or more Limited Directors on the Board of Directors pursuant to Section 2(b) or Section 2(c) of this Agreement, Limited shall be entitled to have one representative (in addition to such Limited Director or Directors) admitted to each meeting of the Board of Directors, of any committee of the Board of Directors of which a Limited Director

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is a member and of the board of directors of any of the Corporation's subsidiaries or any committee thereof. The Corporation shall furnish Limited, to the attention of such person as Limited may designate in writing to the Corporation from time to time and at the same time as furnished to the Directors (i) notice of each such meeting and (ii) all materials and information furnished to Directors. Such representative shall treat all information received by such representation pursuant to this Section 2(i) in accordance with applicable law and such duties as would be applicable to a Director receiving such information.
     SECTION 3. Other Arrangements. No Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any Shares, or other shares of Common Stock nor shall any Stockholder or the Corporation enter into any stockholder agreements or arrangements of any kind with any Person with respect to any Shares, or other shares of Common Stock inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Stockholders or holders of shares of Common Stock that are not bound by this Agreement), or act, for any reason, as a member of a group or in concert with any other Persons in connection with the voting of Shares, or other shares of Common Stock in any manner which is inconsistent with the provisions of this Agreement. No Stockholder shall enter into any agreement or arrangement of any kind with any Person (whether or not such agreement or arrangement is with other Stockholders or holders of shares of Common Stock that are not bound by this

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Agreement) to exercise such Stockholder's rights under Section 2(c) in order to designate a nominee of such Person as a Director. The obligations of a Stockholder under this Section 3 shall terminate at the same time as his obligations under Section 2.

     SECTION 4. Bring Along.

     (a) If a Stockholder (a "Transferor") wishes to transfer Shares to any Person except pursuant to (i) an Exempt Sale, (ii) pursuant to the exercise of the rights granted under this Section 4(a), (iii) pursuant to a bona fide gift to a charity or a charitable foundation, or (iv) pursuant to a bona fide pledge to secure indebtedness to a financial institution, including a commercial bank or a broker-dealer (provided that if Benaroya pledges Shares, he shall within 15 days after the pledge, give written notice to Limited of the number of Shares pledged and the amount of indebtedness secured by the pledge at the time but he shall not be required to update the amount of indebtedness secured), then the Transferor shall, as a condition to such transfer, permit each of the other Stockholders and each of the CCI Transferees (or cause the other Stockholders and the CCI Transferees to be permitted) to sell (either to the prospective purchaser of the Shares or to other financially reputable purchasers reasonably acceptable to the Stockholders electing to be brought along pursuant to this Section 4(a)), at the same price and otherwise on the same terms and conditions as those actually received by the Transferor in such sale, a number of Shares that bears the same proportion to the number of Shares then held by the

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other Stockholders and the CCI Transferees as the number of Shares previously sold (including pursuant to Exempt Sales) and proposed to be sold by the Transferor bears to the number of Shares acquired by the Transferor in the first transaction in which the Transferor first acquired Shares and pursuant to the exercise of any option granted by the Corporation; provided, however, that if the Transferor is a Management Investor and if, after giving effect to such transfer (excluding Exempt Sales), either (a) the Management Investors as a group would have transferred to transferees other than their Permitted Transferees more than one-half (1/2) of the Shares acquired by them on or before the date hereof and any Shares acquired by them pursuant to the exercise of options granted by the Corporation, or (b) Benaroya would have transferred to transferees other than his Permitted Transferees more than one-half (1/2) of the Shares he acquired on or before the date hereof and pursuant to the exercise of options granted by the Corporation, then the Transferor who is a Management Investor must, as an additional condition precedent to such transfer, permit the Stockholders that are not Management Investors and the CCI Transferees (or cause them to be permitted) to sell at the same price and otherwise on the same terms and conditions as those actually received by the Transferor in such sale, all of the Shares then owned by the other Stockholders and the CCI Transferees.

     (b) Anything to the contrary in Section 4(c) notwithstanding, the event any Person exercises his "bring along" rights pursuant to Section 4(a), and the number of Shares to be sold by the

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Stockholder who initiated the transfer of Shares and those Stockholders electing to be "brought along" in such transfer pursuant to Section 4(a) exceeds the number of shares of Common Stock the prospective purchaser or purchasers thereof desire to acquire, the number of Shares each such Stockholder shall be permitted to sell to such prospective purchaser or purchasers shall be reduced, on a pro rata basis, based on the number of Shares each such Stockholder is offering to such purchaser or purchasers pursuant to
Section 4(a) and the CCI Transferees shall not be permitted to sell any Shares pursuant to Section 4(a).

     (c) In the event any Person exercises his "bring along" rights pursuant to Section 4(a), and the number of Shares to be sold by the Stockholder who initiated the transfer of Shares and those Stockholders and CCI Transferees electing to be "brought along" in such transfer pursuant to Section 4(a) exceeds the number of shares of Common Stock the prospective purchaser or purchasers thereof desire to acquire, then, subject to Section 4(b) above, all the Shares to be sold by Stockholders shall be purchased and any remaining Shares to be sold shall be allocated, on a pro rata basis, to the CCI Transferees based on the number of Shares each CCI Transferee is offering to such purchaser or purchasers pursuant to Section 4(a).

     (d) A Person must exercise his "bring along" rights pursuant to Section 4(a) within 10 days after receipt of a written notice setting forth the material terms of the proposed transfer. Such rights shall be exercised by written reply, sent by registered

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mail, return receipt requested, to the person named in such notice. The "bring along" rights contained in this Section 4 may be exercised or waived solely at the option of the party entitled thereto.

     SECTION 5. Registration Rights.

     (a) If the Corporation shall receive a written request to file a registration statement (a "Registration Request") with respect to Shares held by either CCI or its Assigns (who may include one or more CCI Transferees), Limited or Benaroya and his Permitted Transferees (each of CCI or its Assigns, of Limited and of Benaroya and his Permitted Transferees as a group being referred to as a "Selling Stockholder"), the Corporation shall at its expense (which shall include, without limitation, all registration and filing fees, printing and mailing expenses, fees and disbursements of counsel to, and independent accountants for, the Corporation, fees and expenses incident to compliance with state securities laws, and fees and expenses of any special experts retained in connection with the requested registration ("Registration Expenses") but shall exclude underwriting discounts and commissions, fees and expenses of counsel to the Selling Stockholder, and transfer taxes, if any, properly allocable to securities included in such registration statement):

          (i) use its best efforts to effect promptly registration, qualification or compliance under the 1933 Act and under any other applicable federal law and any applicable securities or blue sky laws of such jurisdictions within the United States as the Selling Stockholder may request as shall be necessary to enable the Selling Stockholder to sell all the Shares owned by CCI or its Assigns, all the Shares owned by Limited and all the Shares


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     owned by Benaroya and his Permitted Transferees, as the case may be, and offered for sale; provided, however, that in no event shall the Corporation be obligated to qualify to do business in any jurisdiction where it is not so qualified or to take any action that would subject it to tax or the service of process (other than process in connection with such registration) in any state where it is not subject thereto;

          (ii) furnish to the Selling Stockholder such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), the prospectus in the registration statement filed under the 1933 Act (including each preliminary and summary prospectus) in conformity with the requirements of the 1933 Act and such other documents as the Selling Stockholder may reasonably request in order to facilitate the disposition of the Shares covered by the registration statement;

          (iii) notify the Selling Stockholder, at any time when a prospectus relating to the Shares covered by such registration statement is required to be delivered under the 1933 Act, of the Corporation's becoming aware that the prospectus in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at the request of the Selling Stockholder, prepare and furnish to it any reasonable number of copies of any supplement to or amendment of such prospectus necessary so that, as thereafter delivered to any purchaser of the Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (iv) prepare and file with the Securities and Exchange Commission (the "SEC") such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until three months after the effective date of the registration statement or the earlier sale by the Selling Stockholder of all the Shares that shall have been registered, provided, however, that in the case of a registration statement for Shares held by Benaroya and his Permitted Transferees the Corporation shall prepare and file with the SEC such amendments and supplements as may be necessary to keep such registration statement effective until six months and one business day after the effective date of the registration statement if the Shares being registered were obtained upon the exercise

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      of options granted by the Corporation and Benaroya shall deliver to the
      Corporation an opinion of counsel to the effect that the sale of the Shares within six months after the effective date of the registration statement would be subject to the provisions of Section 16(b) of the 1934 Act;

            (v) otherwise use its efforts to comply with all applicable rules and regulations of the SEC, and, if required, make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first day of the Corporation's first fiscal quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; provided, however, that the Corporation shall not be required to conduct a special audit in order to satisfy its obligations under this subsection (v);

            (vi) use it best efforts to cause all Shares covered by such registration statement to be listed on the principal securities exchange on which similar equity securities issued by the Corporation are then listed or eligible for listing, or on the NASDAQ National Market System if the listing of such Shares is then permitted under the rules of such exchange or NASDAQ, as the case may be;

            (vii) provide a transfer agent and registrar for all Shares covered by such registration statement not later than the effective date of such registration statement;

            (viii) in connection with any underwritten offering, enter into an underwriting agreement with the underwriter of such offering in the form customary for such underwriter for similar offerings, including such representations and warranties by the Corporation, provisions regarding the delivery of opinions of counsel for the Corporation and accountants' letters, provisions regarding indemnification and contribution, and such other terms and conditions as are at the time customarily contained in such underwriter's underwriting agreements for similar offerings (and, the representations and warranties by, and the other agreements on the part of, the Corporation to and for the benefit of such underwriter shall also be made to and for the benefit of the Selling Stockholder);

            (ix) upon receipt of such confidentiality agreements as the Corporation may reasonably request, make available for inspection by the Selling Stockholder and by any attorney, accountant or other agent retained by it, all pertinent financial and other records, pertinent corporate documents and properties of the Corporation and its subsidiaries, and cause all of the Corporation's and its subsidiaries' officers, directors and employees to supply all information reasonably requested by it or its attorney, accountant or agent in connection with such registration statement; and

            (x) permit the Selling Stockholder, if, in its sole judgment, exercised in good faith, it might be deemed to be a controlling person of the Corporation, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Corporation in writing, that in its judgment, as aforesaid, should be included.

Notwithstanding any other provision of this Section 5(a), the Corporation shall not register any Shares in response to a Registration Request (other than pursuant to a Registration Request for an underwritten public offering of more than 250,000 shares) if the Corporation receives an opinion of counsel satisfactory to the Board of Directors stating that the proposed method of distribution of such Shares would be exempt from the registration requirements of the 1933 Act.

      (b) As a condition to registering a Selling Stockholder's Shares under the 1933 Act, the Corporation may require (i) that it furnish to the Corporation such information regarding itself and the contemplated distribution of its Shares as is required to be included in the registration statement, and
(ii) that such information be furnished to the Corporation in writing and signed by it and stated to be specifically for use in the related registration statement, prospectus, offering circular or other document incident thereto. Except for the foregoing and as otherwise provided by Sections 5(a), 5(k) and 5(m) the Selling Stockholder shall not be required to make any representations or warranties to or agreements with the Corporation as a condition to the registration of such Shares under the 1933 Act.

     (c) Demand Registration Rights shall be exercisable on only four occasions: on two occasions by Limited, on one occasion by CCI (on behalf of CCI and its Assigns) and on one occasion by Benaroya and his Permitted Transferees as a group (the "Benaroya Registration Statement"). In the case of CCI's Assigns, a Registration Request may be made only by CCI or by CCI's general partner. In the case of Benaroya's Permitted Transferees, a Registration Request may be made only by Benaroya or by his executor in the event of his death or by the committee of his property in the event of his legal incompetence. Registration statements filed upon the exercise of Demand Registration Rights by Limited shall not become effective prior to March 10, 1993, and the Benaroya Registration Statement shall not become effective prior to the earlier of January 1, 1996 and three months after the effective date of a registration of Shares by Limited pursuant to its Demand Registration Rights, provided, however, that no registration of Shares held by a Selling Stockholder shall become effective within three months after the effective date of a prior registration of Shares held by another Selling Stockholder or of Shares, or securities convertible into or exchangeable for shares of Common Stock, issued in an offering for the account of the Corporation.

     (d) No registration of shares of Common Stock, or securities convertible into or exchangeable for shares of Common

Stock, offered for the account of the Corporation shall become effective within three months after the effective date of a prior registration of Shares held by a Selling Stockholder.

     (e) A Selling Stockholder may withdraw its exercise of Demand Registration Rights by notifying the Corporation in writing prior to the effective date of the registration statement. A withdrawn exercise of Demand Registration Rights shall not be deemed to be an exercise of Demand Registration Rights if the Selling Stockholder shall reimburse the Corporation for the Registration Expenses at the time it notifies the Corporation of the withdrawal.

     (f) If the Corporation shall receive a Registration Request pursuant to
Section 5(a) or from another Person that has the right to demand such registration pursuant to any contract with the Corporation (such other Person is referred to as the "Third Party Demander"), or if the Corporation shall determine to effect any registration under the 1933 Act for an offering for its own account of shares of Common Stock or securities convertible into shares of Common Stock, the Corporation will, at its expense (which shall include all expenses referred to in Section 5(a)):

     (i) promptly give written notice thereof to each Stockholder and CCI Transferee, provided, however, that CCI Transferees shall not be given notice of a Registration Request by CCI; and

     (ii) subject to Section 5(g), include in the registration (in addition to the shares of Common Stock that the Corporation, Selling Stockholder or Third Party Demander is entitled to register) such portion of the Registrable Securities held by each Stockholder (including Benaroya and his Permitted Transferees) and CCI Transferee as shall be specified in a written request or requests received by the Corporation from such Stockholder or CCI Transferee within 15 days after the date upon which the Corporation gave the aforementioned notice and, upon receipt of any such written request and in respect of Registrable Securities in such request, take the action specified in clauses (i) through (x) of Section 5(a) (such action is referred to as "piggyback registration".)

     Other than as provided in this Agreement, the Corporation shall not grant piggyback registration rights to any Person unless such rights give absolute priority to the rights of the Stockholders and CCI Transferees hereunder.

     (g) If the offering referred to Section 5(f) is underwritten, Stockholders and CCI Transferees selling Shares pursuant to Section 5(f) shall sell such Shares to or through the underwriter or underwriters (who, if the offering is made pursuant to a Registration Request, shall be selected by the Selling Stockholder or Third Party Demander, in its sole discretion) of the securities being registered for the account of the Corporation, Third Party Demander and/or Selling Stockholder upon terms generally comparable to the terms applicable to the Corporation, Third Party Demander and/or Selling Stockholder. If any lead underwriter reasonably determines that the number of securities to be included in the registration statement exceeds the number (the "Saleable Number") that can be sold in an orderly fashion within a price range acceptable to the Corporation, if such registration is being effected at the Corporation's determination, or the Selling Stockholder or Third Party Demander, if such registration is being effected pursuant to a Registration Request, then the number of securities offered shall be limited to the Saleable Number and shall be allocated as follows:

          (i) if such registration is being effected at the Corporation's determination to sell for its own account shares of Common Stock or securities convertible into shares of Common Stock, (A) first, all the securities the Corporation proposes to register, (B) second, the difference between the Saleable Number and the number to be included pursuant to clause (i) (A) allocated among all Stockholders pro rata on the basis of the relative number of Shares offered for sale by each Stockholder on a "piggyback" basis and (C) third, if the Saleable Number shall not have been fully allocated, the difference between the Saleable Number and the amount to be included pursuant to clause (i)(A) and (B) to the CCI Transferees pro rata on the basis of the relative number of Shares offered for sale by each on a "piggyback" basis.

     (ii) if the registration is being effected pursuant to a Registration Request by a Third Party Demander, (A) first, all the shares of Common Stock that the Third Party Demander is entitled to register, (B) second, the difference between the Saleable Number and the amount to be included pursuant to clause (ii)(A) hereof to all Stockholders pro rata on the basis of the relative number of Shares offered for sale by each Stockholder on a "piggyback" basis and (C) third, if the Saleable Number shall not have been fully allocated, the difference between the Saleable Number and the amount to be included pursuant to clauses (ii) (A) and (B) to the CCI Transferees pro rata on the basis of the relative number of Shares offered for sale by each on a "piggyback" basis.

     (iii) if the registration is being effected pursuant to a Registration Request by Limited, the Saleable Number to be allocated as follows: (A) first, up to 50% of the Saleable Number to Limited and up to 50% of the Saleable Number to the Management Investors pro rata on the basis of the relative number of Shares offered for sale by each Management Investor, (B) second, the difference between the Saleable Number and the number to be included pursuant to clause
(iii) (A), if any, to whichever of Limited or the Management Investors offered for sale a number of shares greater than 50% of the Saleable Number pro rata in the case of the Management Investors on the basis of the relative number of Shares offered for sale by each Management

Investor on a "piggyback" basis and (C) third, if the Saleable Number shall not have been fully allocated, the difference between the Saleable Number and the amount to be included pursuant to clauses (iii) (A) and (B) to the CCI Transferees pro rata on the basis of the relative number of Shares offered for sale by each on a "piggyback" basis, provided that Limited shall be entitled to elect that 100% of the Saleable Number be allocated to it in connection with one Registration Request by Limited;

     (iv) if the registration is being effected pursuant to a Registration Request by CCI, the Saleable Number to be allocated as follows: first, all the securities CCI and its Assigns propose to register to CCI and its Assigns, provided that if the offering pursuant to the Registration Request by CCI pursuant to this clause (iv) is not consummated prior to July 1, 1993, Limited may at its option elect to make one of its Demand Registration Rights available to CCI and (y) if Limited so elects the Saleable Number of the additional offering by CCI in lieu of Limited shall be allocated as follows: (A) first, up to 50% of the Saleable Number to CCI and its Assigns, up to 25% of the Saleable Number to the Management Investors pro rata on the basis of the number of shares offered for sale by each Management Investor on a "piggyback" basis, and up to 25% of the Saleable Number to Limited, (B) second, the difference between the Saleable Number and the number to be included pursuant to clause (iv)

     (A) among all Stockholders pro rata on the basis of the relative number of Shares offered for sale by each Stockholder on a "piggyback" basis and (C) third, if the Saleable Number shall not have been fully allocated, the difference between the Saleable Number and the amount to be included pursuant to clauses (iv) (A) and (B) to CCI and its Assigns pro rata on the basis of the relative number of Shares offered for sale by each on a "piggyback" basis and (z) if Limited so elects the first Registration Request exercised by CCI pursuant to this clause (iv) shall on and after July 1, 1993 allocate the Saleable Number as follows: (D) first, up to 50% of the Saleable Number to CCI and its Assigns and up to 50% of the Saleable Number to Limited, (E) second, the difference between the Saleable Number and the number to be included pursuant to clause (iv) (D), if any, to whichever of CCI and its Assigns or Limited offered for sale a number of Shares greater than 50% of the Saleable Number, (F) third, if the Saleable Number shall not have been fully allocated, the difference between the Saleable Number and the amount to be included pursuant to clauses (iv) (D) and (E) to the Management Investors pro rata on the basis of the relative number of Shares offered for sale by each Management Investor on a "piggyback" basis and (G) fourth, if the Saleable Number shall not have been fully allocated, the difference between the Saleable Number and the amount to be included pursuant to clauses (iv) (D), (E) and (F) to CCI and its Assigns pro rata on the basis of the relative number of Shares offered for sale by each on a "piggyback" basis; and

          (v) if the registration is being effected pursuant to a Registration Request by Benaroya, the Saleable Number to be allocated as follows: (A) first, all the securities that Benaroya proposes to register, to him and his Permitted Transferees, (B) second, the difference between the Saleable Number and the number to be included pursuant to clause (v) (A), if any, to the other Stockholders pro rata on the basis of the relative number of Shares offered for sale by each and (C) third, if the Saleable Number shall not have been fully allocated, the difference between the Saleable Number and the amount to be included pursuant to clauses (v) (A) and (B) to the CCI Transferees pro rata on the basis of the relative number of Shares offered for sale by each on a "piggyback" basis.

The number of securities required to satisfy any underwriters' overallotment option shall be allocated pro rata on the basis of the relative number of securities otherwise to be included by each Person in the registration. If as a result of the proration provisions of this Section 5(g), any Stockholder or CCI Transferee is not entitled to include all its Shares in such registration, such holder may elect to withdraw its request to include any Shares in such registration (a "Withdrawal Election"), provided, however, that a Withdrawal Election shall be irrevocable and a Stockholder or CCI Transferee who has made a Withdrawal Election shall no longer have any right to include any Registrable Shares in the registration as to which such Withdrawal Election was made.

     (h) If requested in writing by the Corporation or the lead underwriter, if any, of any offering effected pursuant to registration rights granted under this Section 5, each Stockholder owning beneficially or of record (including Shares a Stockholder has the right to acquire upon exercise of options or otherwise) more than 1% of the shares of Common Stock then outstanding agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the 1933 Act, of any shares of Common Stock (other than as part of such underwritten public offering) within 7 days before or three months after the effective date of a registration statement filed pursuant to this
Section 5.

     (i) As a condition to including any Shares held by a Stockholder, CCI or its Assigns in a registration pursuant to Section 5(f), (i) such holder shall furnish to the Corporation such information regarding it and the contemplated distribution of its Shares as is required to be included in the registration statement, and such information shall be furnished to the Corporation in writing and signed by such holder and stated to be specifically for use in the related registration statement, prospectus, offering circular or other document incident thereto and (ii) such holder shall furnish to the Corporation in writing an agreement that such holder shall not prior to March 17, 1997 or the earlier termination of such agreement in accordance with its terms grant any proxy to vote against the proposed members of the Board of Directors recommended by the Board of Directors or enter into or agree to be bound by any voting trust with respect to any shares of Common Stock or act, for any reason, as a member of a group or in concert with any other Persons to vote against the proposed members of the Board of Directors recommended by the Board of Directors, provided, however, that such agreement shall not restrict the transferability of shares held by the signatory thereto. Except for the foregoing and as otherwise provided by Sections 5(f), 5(k) and 5(m) Stockholders and CCI or CCI Transferees shall not be required to make any representations or warranties to or agreements with the Corporation or the underwriters as a condition to the inclusion of such Shares in a registration.

     (j) Each holder of Shares participating in an offering shall, as a condition to participation, upon receipt of any notice from the Corporation pursuant to Section 5(a)(iii), forthwith discontinue disposition of Shares pursuant to the registration statement covering such Shares until its receipt of copies of the supplemented or amended prospectus contemplated by Section 5(a)(iii) and, if so directed by the Corporation, it shall deliver to the Corporation (at the Corporation's expense) all copies other than permanent file copies then in its possession, of the prospectus covering such Shares that was in effect prior to such amendment or supplement.

     (k) In the event of the filing of any registration statement under the 1933 Act with respect to Shares pursuant to Section 5(a) or 5(f), the Corporation will indemnify and hold each holder participating in such registration and the directors, officers, general and limited partners and controlling Persons (within the meaning of the 1933 Act ("Controlling Persons")) of each such holder (each such holder together with its Controlling Persons is collectively referred to as an "Indemnified Party") harmless, from and against any losses, claims, damages or liabilities, joint or several, to which each Indemnified Party may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which the Shares were registered under the 1933 Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon the failure by the Corporation to file any amendment or supplement thereto that was required to be filed under the 1933 Act, and will reimburse the Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation will not be liable to the Indemnified Party in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made (i) in such registration statement, preliminary prospectus, final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by the holder specifically for use in the preparation thereof, or (ii) in any preliminary prospectus or any final prospectus later amended or supplemented if
(A) the holder failed to deliver a copy of the final prospectus or the final prospectus as then amended or supplemented, as the case may be, to the Person asserting such loss, claim, damage or liability at or prior to the written confirmation of such sale, (B) such delivery was required by the 1933 Act and
(C) the untrue statement or alleged untrue statement or omission or alleged omission in such preliminary prospectus or final prospectus was corrected in the final prospectus or the final prospectus as then amended or supplemented, respectively. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the holder and shall survive the transfer of such Shares. The Corporation's obligation to take any action with respect to registration and any holder's right to participate in a registration is specifically conditioned on the Corporation's receipt from each holder participating in the offering of an undertaking satisfactory to the Corporation to indemnify and hold harmless (in the same manner and to the same extent as set forth in the first sentence of this Section 5(k)) the Corporation, all other holders of shares of Common Stock included in such offering and any underwriter of such offering, and their respective directors, officers, general and limited partners and Controlling Persons (each, an "Indemnitee"), with respect to any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under the 1933 Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such holder specifically for use in the preparation of such registration statement, preliminary prospectus or final prospectus or amendment or supplement; provided, however, that such holder will not be liable in any such case to any Indemnitee to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus or any final prospectus later amended or supplemented if
(i) such Indemnitee failed to deliver a copy of the final prospectus or the final prospectus as then amended or supplemented, as the case may be, to the Person asserting such loss, claim, damage or liability at or prior to the written confirmation of such sale, (ii) such delivery was required by the 1933 Act and (iii) the untrue statement or alleged untrue statement or omission or alleged omission in such preliminary prospectus or final prospectus was corrected in the final prospectus or the final prospectus as then amended or supplemented, respectively. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Indemnitee and shall survive the transfer of such Shares.

     (1) As soon as possible after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided that the indemnifying party shall not be entitled to so participate or so assume the defense if, in the indemnified party's reasonable judgment, a conflict of interest between the indemnified party and the indemnifying party exists in respect of such claim. After notice from the indemnifying party to such indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that an indemnified party (the CCI Assigns being collectively considered a single indemnified party) shall have the right to employ one counsel to represent such indemnified party and its officers, directors, general and limited partners and Controlling Persons if, in such indemnified party's reasonable judgment, a conflict of interest between such indemnified parties and the indemnifying parties exists in respect of such claim, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party; and provided further that if, in the reasonable judgment of any indemnified party (the CCI Assigns being collectively considered a single indemnified party), a conflict of interest between such indemnified party and any other indemnified parties exists in respect of such claim, such indemnified party shall be entitled to additional counsel or counsels and the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel of counsels. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to all indemnified parties of a release from all liability in respect to such claim or litigation.

     (m) Indemnification similar to that specified in Section 5(k) (with appropriate modifications) shall be given by the Corporation and, at the Corporation's request and as a condition to participation, each holder participating in an offering with respect to any registration or other qualification of securities under any state securities and "blue sky" laws.

     (n) If the indemnification provided for in the preceding paragraphs of this Section 5 is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in the preceding paragraphs of this Section 5 in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omissions. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided above if the indemnifying party has assumed the defense of any such action) which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this paragraph of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this paragraph, such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified with respect to indemnification has not been given with respect to such action; provided that the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to an indemnified party otherwise under this paragraph, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. Notwithstanding anything in this paragraph to the contrary, no indemnifying party (other than the Corporation) shall be required pursuant to this paragraph to contribute any amount in excess of the proceeds received by such indemnifying party from the sale of Shares in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

     SECTION 6. Provision of Financial Information. The Corporation will furnish to each Director, as soon as available and in any event within 15 days after the end of each fiscal month in each Fiscal Year, the consolidated balance sheet of the Corporation and its subsidiaries as at the end of such month, the related consolidated statements of income and retained earnings for such fiscal month as well as (in the case of each monthly period after the first fiscal month of each Fiscal Year) such balance sheet, financial statements and reports for the period from the beginning of the current Fiscal Year to the end of such fiscal month, setting forth in comparative form the consolidated figures for the corresponding previous Fiscal Year (or, in the case of such balance sheet, at the end of the previous Fiscal Year), all determined in accordance with GAAP applied on a consistent basis and all in reasonable detail and certified as complete and correct by the chief financial officer of the Corporation.

     SECTION 7. Termination.

     (a) This Agreement may be terminated at any time by an instrument in writing signed by (i) the Corporation, (ii) Stockholders that own of record 90% or more of the issued and outstanding Shares then owned by Stockholders, and
(iii) each of Limited and Benaroya, if then a Stockholder, and of CCI and a majority in interest of the CCI Transferees copies of which instrument shall be delivered to each Stockholder and CCI Transferee and to the Corporation.

     (b) This Agreement shall terminate on the earlier to occur of:

          (i) the Sale of the Corporation, or

          (ii) July 17, 1999, provided, however, that, unless a Sale of the Corporation shall have occurred, the provisions of Section 5 shall survive the termination of this Agreement until neither of Limited, or of Benaroya and his Permitted Transferees as a group, holds more than 2% of the shares of Common Stock then outstanding.

          SECTION 8. Legend. Each Stockholder acknowledges that each certificate representing Shares owned by the Stockholder, and any other Person who becomes a party to this Agreement, shall bear the following legend (or other legend incorporating such legend):

           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE STOCKHOLDERS' AGREEMENT BETWEEN THE CORPORATION AND THE HOLDER OF THIS CERTIFICATE. NO TRANSFER, SALE, ASSIGNMENT, OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT AS PERMITTED BY SUCH STOCKHOLDERS' AGREEMENT AND
           (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ANY APPLICABLE STATE SECURITIES AND 'BLUE SKY' LAWS, OR (B) IF THE CORPORATION HAS PREVIOUSLY BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, OR OTHER DISPOSITION IS EXEMPT FORM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND SUCH STATE SECURITIES AND 'BLUE SKY' LAWS. THE RIGHT OF THE HOLDER OF THESE SECURITIES IN RESPECT OF THE ELECTION AND REMOVAL OF DIRECTORS AND OTHERWISE RELATING TO VOTING RIGHTS ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE STOCKHOLDERS' AGREEMENT. COPIES OF THE STOCKHOLDERS' AGREEMENT ARE ON FILE WITH THE SECRETARY OF THE CORPORATION AND WILL BE MAILED TO A STOCKHOLDER WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT BY THE CORPORATION OF A WRITTEN REQUEST THEREFOR FROM SUCH STOCKHOLDER."

     SECTION 9. Severability; Governing Law. If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

     SECTION 10. Benefits of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, legal representatives and heirs; Section 4 of this Agreement shall inure to the benefit of the CCI Transferees and such benefits shall not be assignable by them; this Agreement does not create, and shall not be construed as creating, any rights enforceable by any other Person. The rights and obligations of the Stockholders hereunder shall not be assignable except to Permitted Transferees. The right of CCI to make a Registration Request may be assigned only to the general partner of CCI and further assignment shall not be permitted. The right to include Shares in a Registration Request by CCI may be assigned to CCI's Assigns.

     SECTION 11. Notices. All notices and communications to be given or to otherwise be made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered or certified mail or by a recognized national courier service, postage or charges prepaid, addressed to:

     (a)  If to the Corporation:
          United Retail Group, Inc.
          365 West Passaic Street
          Rochelle Park, New Jersey 07662-6563
          Attention: Chief Executive Officer

     (b) If to any Stockholder to its address as it appears on the stock books of the Corporation or such other address as may be designated in writing by the addressee to the addressor

     (c) If to any CCI Transferee, in care of Lester Pollack at his last known address with a copy to the address of such CCI Transferee at its address on the records of the Company's transfer agent.

All such notices and communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following such mailing or (c) in the case of delivery by a courier service, on the date of confirmation of delivery, except notices of change of address which shall only be effective upon receipt.

     SECTION 12. Modification; Amendment. Except as otherwise provided herein, neither this Agreement nor any provision hereof can be modified, changed, or discharged except by an instrument in writing signed by the Corporation and Stockholders owning of record at least 90% of the Shares then owned by Stockholders, in which event such amendment or modification shall be binding upon all Stockholders, CCI and its assigns and CCI Transferees in accordance with its terms (and, provided, that no such amendment shall modify, change or otherwise affect the rights under this Agreement of any of CCI and its Assigns, Limited or Benaroya and his Permitted Transferees without its or his written consent or shall impose obligations on any CCI Transferees). This Agreement shall automatically be deemed amended to delete any Stockholder who no longer owns any Shares (and such Person shall thereafter not be deemed a "Stockholder" or entitled to the rights, or subject to the obligations, of a Stockholder under this Agreement, regardless of whether such Person thereafter acquires other Shares).

     SECTION 13. Recapitalizations, Exchanges, Etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Shares, to any and all shares of capital stock of the Corporation that may be issued in respect of, in exchange for, or in substitution of, Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

     SECTION 14. Captions and References to Sections. The captions herein are inserted for convenience only and shall not define, limit, extend or describe the scope of this Agreement or affect the construction hereof. Sections mentioned by number only are the respective sections of this Agreement.

     SECTION 15. Availability of Equitable Remedies. Each Stockholder acknowledges that a breach of the provisions of this Agreement could not adequately be compensated by money damages.

Accordingly, any party hereto shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith.

     SECTION 16. Prohibition on Transfer of Limited Interest. Limited Direct Associates L.P. and The Limited, Inc. ("TLI") covenant and agree that Limited Direct Associates, L.P. will not sell any shares of capital stock or partnership interest in or comparable equity interest in Limited Direct Associates L.P. other than to any direct or indirect wholly-owned subsidiary of TLI or any partnership, the partners of which include only TLI or one or more direct or indirect wholly-owned subsidiaries of TLI; provided, that such transferee shall acquire such shares of capital stock, partnership interest or comparable equity interest subject to Section 16.

     SECTION 17. Entire Agreement; References Hereto. This Agreement, the Management Stock Transfer Agreements, the Stock Purchase Agreements, any stock option agreement between the Corporation and a Management Investor, the Certificate of Incorporation, as amended and restated from time to time, and the By-Laws of the Corporation, as amended and restated from time to time, set forth the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth in this Agreement, the Management Stock Transfer Agreements, the Stock Purchase Agreements, such stock option agreements, the Certificate of Incorporation and the By-Laws of the Corporation. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter other than such agreements and understandings set forth in the Certificate of Incorporation and the By-Laws of the Corporation.

     SECTION 18. Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist on strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be evidenced by a writing signed by the party against whom the waiver is sought to be enforced.

     SECTION 19. Pronouns. Any masculine personal pronoun shall be considered to mean the corresponding feminine or neuter personal pronoun, and vice versa, as the context requires.

     SECTION 20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                       UNITED RETAIL GROUP, INC.


                                       By: /s/ George R. Remeta
                                           ------------------------
                                     Name: George R. Remeta
                                    Title: Executive Vice President

/s/ George Remeta                      LIMITED DIRECT ASSOCIATES L.P.
------------------------               By: LIMITED DIRECT, INC.,
George R. Remeta                           as general partner

                                       By:
------------------------                  -------------------------
Charles R. Wilkinson                            President


------------------------               CENTRE CAPITAL INVESTORS L.P.
Bradley Orloff                         By: CENTRE PARTNERS L.P.,
                                           as general partner

------------------------               By: PARK ROAD CORPORATION
Jerry Silverman                            as general partner

                                       By: /s/ Paul F. Balser
                                           ------------------------
                                                President

                                           ------------------------
                                           Mort Greenberg

                                           /s/ Raphael Benaroya
------------------------                   ------------------------
Frederic Stern                             Raphael Benaroya


------------------------                   ------------------------
James F. Wimpress                          Jean Srour


------------------------                   ------------------------
Ellen Demaio                               Julie Stodolak


------------------------                   ------------------------
James Hufford                              Cheryl A. Lutz


------------------------
Mary Jo Slater

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                        UNITED RETAIL GROUP, INC.


                                        By:_______________________________
                                   Name: George R. Remeta
                                     Title: Executive Vice President


__________________________________      LIMITED DIRECT ASSOCIATES L.P.
George R. Remeta                        By:  LIMITED DIRECT, INC.,
                                             as general partner


__________________________________         By: /s/ William K. Gerber
Charles R. Wilkinson                  __________________________________
                                              Vice President


__________________________________      CENTRE CAPITAL INVESTORS L.P.
Bradley Orloff                          By:  CENTRE PARTNERS L.P.,
                                             as general partner

__________________________________           By:  PARK ROAD CORPORATION
Jerry Silverman                                   as general partner

                                                By:______________________
                                                       President


                                        _________________________________
                                        Mort Greenberg


__________________________________      _________________________________
Frederic Stern                          Raphael Benaroya

__________________________________      _________________________________
James F. Wimpress                       Jean Srour

__________________________________      _________________________________
Ellen Demaio                            Julie Stodolak

__________________________________      _________________________________
James Hufford                           Cheryl A. Lutz


__________________________________
Mary Jo Slater

     The undersigned agrees to comply with the requirements of Section 16 above.

Dated:  December 23, 1992


                                   THE LIMITED, INC.


                                   By:  /s/ William K. Gerber
                                        William K. Gerber
                                        Vice President

                                AMENDMENT NO. 1

                        RESTATED STOCKHOLDERS' AGREEMENT
                        --------------------------------

     This AMENDMENT NO. 1, dated as of June 1, 1993, to the RESTATED STOCKHOLDERS' AGREEMENT, dated as of December 23, 1992 (the "Original Agreement" and as amended, the "Amended Agreement"), by and among United Retail Group, Inc., a Delaware corporation (the "Corporation"), and the Stockholders and Centre Capital Investors L.P. ("CCI").

                             W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, all capitalized terms herein shall have the respective meanings set forth in the Original Agreement;

     WHEREAS, CCI has transferred all the Shares it held;

     WHEREAS, there exists one vacancy on the Corporation's Board of Directors;

     WHEREAS, the undersigned stockholders believe it to be in the best interests of the Corporation and its stockholders to reduce the number of Directors from nine to eight during the period from June 1, 1993 through July 31, 1993;

     NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. The Original Agreement shall continue in full force and effect in accordance with its terms, except as expressly amended hereby.

     2. Section 2(c) shall be amended to read in its entirety as follows:

          (c) Subsequent Nominations. Until March 17, 1997, the Stockholders shall, at any time that Directors of the Corporation are to be elected, take such action as may be necessary to nominate or to cause the Board of Directors to nominate and recommend to the Stockholders, as the proposed members of the Board of Directors:

          (i) for as long as Limited at all times after December 23, 1992 owns at least 500,000 shares of Common Stock - two Persons designated by Limited, two Persons designated by the Incumbent Chairman of the Board and four Public Directors approved by the Nominating Committee and the Board of Directors, provided, however, that after July 31, 1993 the number of Public Directors approved by the Nominating Committee and the Board of Directors shall be five;

          (ii) for as long as Limited at all times after December 23, 1992 owns at least 100,000 shares of Common Stock but at any time owns less than 500,000 shares of Common Stock - one Person designated by Limited, two Persons designated by the Incumbent Chairman of the Board and five Public Directors approved by the Nominating Committee and the Board of Directors, provided, however, that after July 31, 1993 the number of Public Directors approved by the Nominating Committee and the Board of Directors shall be six; and

          (iii) if at any time Limited owns less than 100,000 shares of Common Stock - two Persons designated by the Incumbent Chairman of the Board and six Public Directors approved by the Nominating Committee and the Board of Directors, provided, however, that after July 31, 1993 the number of Public Directors approved by the Nominating Committee and the Board of Directors shall be seven;

provided, however, that in the event the total number of shares of Common Stock held by the Management Investors as a group shall increase to 3,010,000 or more at any time after July 31, 1993 (and the increase in the total number of shares of Common Stock includes an increase of at least 500,000 shares of Common Stock by Benaroya and his Permitted Transferees), then, so long as (i) the Incumbent Chairman of the Board of his Permitted Transferees at all times after December 23, 1992 own at least 500,000 shares of Common Stock, and (ii) the Management Investors at all times after December 23, 1992 own at least 2,010,000 shares of Common Stock, the Incumbent Chairman of the Board shall designate three Persons, instead of two Persons, to be nominated as proposed members of the Board of Directors, and the Stockholders shall take such action, and shall cause the Directors to take such action, as may be necessary to increase the total membership of the Board from nine to 10 and provided, further, that in the event the total numbers of shares of Common Stock owned by the Incumbent Chairman and his Permitted Transferees and by the Management Investors, respectively, shall at any time after July 31, 1993 be less than those required by clauses (i) and (ii) of the preceding proviso, the Incumbent Chairman of the Board shall thereafter designate two Persons, instead of three Persons, to be nominated as proposed members of the Board of Directors and the Stockholders shall take such action, and shall cause the Directors to take such action, as may be necessary to decrease the total membership of the Board from 10 to nine. In the event Benaroya shall cease to serve as Chairman of the Board, regardless of the circumstances of such cessation, he, or his executor in the event of his death or the committee of his property in the event of his legal incompetence, shall retain the right to designate one Person to be nominated as a proposed member of the Board of Directors but one other Person who would otherwise have been designated by the Incumbent Chairman of the Board shall be designated instead by the Nominating Committee, and, if the Board of Directors then has 10 members, the Stockholders shall take such action, and shall cause the Directors to take such action, as may be necessary to decrease the total membership of the Board from 10 to nine, provided, however, that, after having ceased to serve as Chairman of the Board, Benaroya, or his executor or committee, shall have no right to designate if Benaroya and his Permitted Transferees own less than 100,000 shares of Common Stock at any time, and the Person or Persons who would otherwise have been nominated by the Incumbent Chairman of the Board shall then be designated instead by the Nominating Committee.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

                                          UNITED RETAIL GROUP, INC.

                                          By:  /s/ George R. Remeta
                                               ---------------------------------
                                        Name:  George R. Remeta
                                       Title:  Executive Vice President

/s/ George R. Remeta
-----------------------------------       LIMITED DIRECT ASSOCIATES L.P.
George R. Remeta                          By:  LIMITED DIRECT, INC.,
                                               as general partner

/s/ Charles R. Wilkinson                  By: /s/ William K. Gerber
-----------------------------------           ----------------------------------
Charles R. Wilkinson                                              Vice President

/s/ Bradley Orloff                            /s/ Raphael Benaroya
-----------------------------------           ----------------------------------
Bradley Orloff                                Raphael Benaroya

/s/ Jerry Silverman
-----------------------------------
Jerry Silverman


-----------------------------------
Frederic E. Stern

/s/ James F. Wimpress
-----------------------------------
James F. Wimpress

/s/ Ellen Demaio
-----------------------------------
Ellen Demaio

/s/ Mary Jo Slater
-----------------------------------
Mary Jo Slater

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

                                          UNITED RETAIL GROUP, INC.

                                          By:
                                               ---------------------------------
                                        Name:  George R. Remeta
                                       Title:  Executive Vice President


-----------------------------------       LIMITED DIRECT ASSOCIATES L.P.
George R. Remeta                          By:  LIMITED DIRECT, INC.,
                                               as general partner

/s/ Charles R. Wilkinson                  By: /s/ William K. Gerber
-----------------------------------           ----------------------------------
Charles R. Wilkinson                                              Vice President

/s/ Bradley Orloff                            /s/ Raphael Benaroya
-----------------------------------           ----------------------------------
Bradley Orloff                                Raphael Benaroya

/s/ Jerry Silverman
-----------------------------------
Jerry Silverman

/s/ Frederic E. Stern
-----------------------------------
Frederic E. Stern

/s/ James F. Wimpress
-----------------------------------
James F. Wimpress

/s/ Ellen Demaio
-----------------------------------
Ellen Demaio

/s/ Mary Jo Slater
-----------------------------------
Mary Jo Slater

                               AMENDMENT NO. 2 TO
                        RESTATED STOCKHOLDERS' AGREEMENT

      AMENDMENT NO. 2, dated as of February 1, 1997, to the RESTATED STOCKHOLDERS' AGREEMENT, dated as of December 23, 1992 as amended by Amendment No. 1 to Restated Stockholders' Agreement dated as of June 1, 1993 (as so amended, the "Agreement") by and among United Retail Group, Inc., a Delaware corporation (the "Corporation") and the Stockholders (as therein defined) and Centre Capital Investors L.P.

      WHEREAS, it is deemed to be in the best interests of the Corporation and the Stockholders that the provision originally made for the continuity and stability of the business and management of the Corporation be modified.

      NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

      SECTION 1. Section 2(h) of the Agreement is restated to read in its entirety as follows:

            "Termination. All the provisions of this Section 2 shall terminate on July 17, 1999."

      SECTION 2. The date in the introductory phrase of Section 2(c) is changed from March 17, 1997 to July 17, 1999.

      SECTION 3. All the other provisions of the Agreement shall remain in full force and effect in accordance with their terms.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

                                          UNITED RETAIL GROUP, INC.

/s/ Raphael Benaroya                     By: /s/ George R. Remeta
-----------------------------------          -----------------------------------
Raphael Benaroya                              Name: George R. Remeta
                                             Title: Vice Chairman

/s/ George R. Remeta
-----------------------------------       LIMITED DIRECT ASSOCIATES L.P.
George R. Remeta                          By:  LIMITED DIRECT, INC.,
                                               as general partner
/s/ Bradley Orloff
-----------------------------------
Bradley Orloff                            By: /s/ William K. Gerber
                                              ----------------------------------
/s/ Fredric E. Stern                                              Vice President
-----------------------------------
Frederic E. Stern

                                 AMENDMENT NO. 3

                        RESTATED STOCKHOLDERS' AGREEMENT


         This AMENDMENT NO. 3, dated as of April 6, 1998, to the RESTATED STOCKHOLDERS' AGREEMENT, dated as of December 23, 1992 (the "Original Agreement" and as amended, the "Amended Agreement"), by and among United Retail Group, Inc., a Delaware corporation (the "Corporation"), and the Stockholders and Centre Capital Investors L.P. ("CCI").

                                   WITNESSETH:

         WHEREAS, all capitalized terms herein shall have the respective meanings set forth in the Original Agreement;

         WHEREAS, CCI has transferred all the Shares it held;

         WHEREAS, the undersigned stockholders believe it to be in the best interests of the Corporation and its stockholders to reduce the number of Directors from nine to eight during the period from May 21, 1998 through July 31, 1998 (the "Interim Period");

         NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. The Original Agreement shall constitute in full force and effect in accordance with its terms, except as expressly amended hereby.

         2.  Section 2(c) shall be amended to read in its entirety as follows:

                  (c) Subsequent Nominations. Until July 17, 1999, the Stockholders shall, at any time that Directors of the Corporation are to be elected, take such action as may be necessary to nominate or to cause the Board of Directors to nominate and recommend to the Stockholders, as the proposed members of the Board of Directors:

                  (i) if Limited at all times prior to May 21, 1998 owns at least 100,000 shares of Common Stock - one Person designated by Limited, two Persons designated by the Incumbent Chairman of the Board and five Public Directors approved by the Nominating Committee and the Board of Directors, provided, however, that after July 31, 1998 the number of Public Directors approved by the Nominating Committee and the Board of Directors shall be six;

                  (ii) if at any time Limited owns less than 100,000 shares of Common Stock - two Persons designed by the Incumbent Chairman of the Board and six Public Directors approved by the Nominating Committee and the Board of Directors, provided, however, that after July 31, 1998 the number of Public Directors approved by the Nominating Committee of the Board of Directors shall be seven;

provided, however, that in the event the total number of shares of Common Stock held by the Management Investors as a group shall increase to 3,010,000 or more at any time, then, so long as (i) the Incumbent Chairman of the Board and his Permitted Transferees at all times after July 31, 1998 own at least 500,000 shares of Common Stock, and (ii) the Management Investors at all times after July 31, 1998 own at least 2,010,000 shares of Common Stock, the Incumbent Chairman of the Board shall designate three Persons, instead of two Persons, to be nominated as proposed members of the Board of Directors, and the Stockholders shall take such action, and shall cause the Directors to take such action, as may be necessary to increase the total membership of the Board from nine to 10 and provided, further, that in the event the total number of shares of Common Stock owned by the Incumbent Chairman and his Permitted Transferees and by the Management Investors, respectively, shall at any time after July 31, 1998 be less than those required by clauses (i) and (ii) of the preceding proviso, the Incumbent Chairman of the Board shall thereafter designate two Persons, instead of three Persons, to be nominated as proposed members of the Board of Directors and the Stockholders shall take such action, and shall cause the Directors to take such action, as may be necessary to decrease the total membership of the board from 10 to nine. In the event Benaroya shall cease to serve as Chairman of the Board, regardless of the circumstances of such cessation, he, or his executor in the event of his death or the committee of his property in the event of his legal incompetence, shall retain the right to designate one Person to be nominated as a proposed member of the Board of Directors and the one other Person who would otherwise have been designated by the Incumbent Chairman of the Board shall be designated instead by the Nominating Committee, provided that, if the Board of Directors then has 10 members, the Stockholders shall take such action, and shall cause the Directors to take such action, as may be necessary to decrease the total membership of the Board from 10 to nine, and provided further that, notwithstanding any of the foregoing, after having ceased to serve as Chairman of the Board, Benaroya, or his executor or committee, shall have no right to designate if Benaroya and his Permitted Transferees own less than 100,000 shares of Common Stock at any time, and in such case the Person or Persons who would otherwise have been nominated by the Incumbent Chairman of the Board shall then be designated instead by the Nominating Committee.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

                                           UNITED RETAIL GROUP, INC.

                                           By:  /s/ GEORGE R. REMETA
                                                -------------------------
                                           Name:  George R. Remeta
                                           Title: Vice Chairman


/s/ GEORGE R. REMETA                       LIMITED DIRECT ASSOCIATES, L.P.,
-------------------------                  By:  LIMITED DIRECT, INC.,
George R. Remeta                                as general partner

/s/ BRADLEY ORLOFF
-------------------------
Bradley Orloff                             By:  /s/ KENNETH GILMAN
                                                -------------------------
                                           Name:  Kenneth Gilman
/s/ FREDRIC E. STERN                       Title: President
-------------------------
Fredric E. Stern
                                           /s/ RAPHAEL BENAROYA
                                           ------------------------------
                                           Raphael Benaroya